Quality Distribution, Inc. Announces Preliminary 2008 Results

TAMPA, FL – February 10, 2009 – Quality Distribution, Inc. (NASDAQ: QLTY) (the “Company” or “QDI”) today announced preliminary results for the quarter and year ended December 31, 2008. Based on currently available unaudited information, QDI estimates:

•

Total revenue for the fourth quarter of 2008 of $168.1 million, a decrease of 9.9% from $186.6 million for the same quarter in 2007. Total revenue for 2008 of $815.3 million, an increase of 8.5% from $751.6 million for 2007.

•

Net income for the fourth quarter of 2008 of $13.0 million, or $0.66 per diluted share, compared to a net loss of $11.2 million, or $(0.58) per diluted share, for the same quarter in 2007. Net income for 2008 of $12.1 million, or $0.62 per diluted share, compared to a net loss of $7.6 million, or $(0.39) per diluted share, for 2007. Fourth quarter 2008 earnings included the following items that are not part of regular operating activities:

•	Net gain on early extinguishment of debt - $16.2 million pre-tax

•	Gain on pension settlement - $3.4 million pre-tax

•	Charge for restructuring costs - $1.3 million pre-tax

•

Applying a normalized tax rate of 39% and excluding adjustment items, the Company expects to report an adjusted loss per diluted share of $(0.01) for the fourth quarter of 2008, compared to $(0.22) for the same quarter in 2007, and $0.02 adjusted earnings per diluted share for 2008 compared to an adjusted loss per diluted share of $(0.04) for 2007.

Gary Enzor, President and Chief Executive Officer, stated, “Despite the continued softness in demand, the cost reduction actions we took last year enabled us to generate $9.0 million of operating cash flow and near break-even results in one of the most challenging quarters in our company’s history. Although we have yet to see an improvement in volumes, we are aggressively pursuing new business opportunities and additional reductions in our cost infrastructure.”

Steve Attwood, Chief Financial Officer, commented further, “During the fourth quarter we reduced our total debt by $42.0 million, which included a $24.2 million reduction in our 9% Subordinated Notes and an $18.0 million reduction in the outstanding balance on our revolving credit facility. Operations continue to generate positive cash flow even under tough market conditions.”

As previously announced, the Company will participate in the BB&T Capital Markets Transportation Services Conference on Thursday, February 12, 2009, at the Biltmore Hotel in Coral Gables, Florida. At the conference, Gary Enzor and Steve Attwood will present a general overview of QDI’s business at 11:45 a.m. Eastern Time.

The presentation will be webcast and can be accessed at http://www.wsw.com/webcast/bbt13/qlty/ or at QDI’s Investor Relations site at http://investor.shareholder.com/qualitydistribution/events.cfm. The webcast will be archived for 90 days following the conference.

The Company expects to release its final fourth quarter and fiscal 2008 year end results on February 25, 2009. The Company will host a conference call for investors to discuss these results on February 26, 2009 at 10:00 a.m. Eastern Time. The toll free dial-in number is 877-440-5788; the toll number is 719-325-4920; the passcode is 2529452. A replay of the call will be available until March 28, 2009, by dialing 888-203-1112; passcode 2529452. A webcast of the conference call can be accessed at http://investor.shareholder.com/qualitydistribution/events.cfm. Copies of this earnings release and other financial information about the Company may be accessed in the Investor Relations section of the Company’s website at www.qualitydistribution.com. The Company regularly posts or otherwise makes available information on the Investor Relations section that may be important to investors.

Headquartered in Tampa, Florida, QDI, through its subsidiaries, Quality Carriers, Inc. and Boasso America Corporation, and through its affiliates and owner-operators, provides bulk transportation and related services. QDI also provides tank cleaning services to the bulk transportation industry through its QualaWash® facilities. QDI is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. This forward-looking information includes estimated financial information for the fourth quarter and full year 2008. Financial statements for these periods are not complete and have not been audited, and upon completion and, in the case of full year 2008 financial statements, audit, the financial information contained therein may differ materially due to information regarding operating results, cash flow or financial condition that has not yet been compiled, year-end adjustments that have not yet been reflected, changes in management’s assumptions underlying reported information and changes in Company accounting policies. Without limitation, additional risks and uncertainties regarding forward-looking statements include the Company’s substantial leverage; economic factors; turmoil in the credit and capital markets; downturns in customers’ business cycles or in the national economy; the cyclical nature of the transportation industry; claims exposure and insurance costs; adverse weather conditions; dependence on affiliates and owner-operators; changes in government regulation including transportation, environmental and anti-terrorism laws; the Company’s environmental remediation costs; fluctuations in fuel pricing or availability; increases in interest rates; potential disruption at U.S. ports of entry; changes in senior management; the Company’s ability to achieve projected operating objectives and debt reduction in 2009; its ability to successfully integrate acquired businesses or integrate affiliate businesses converted to Company-controlled operations; the Company’s ability to achieve projected reductions in payroll-related costs; and the Company’s ability to attract and retain qualified drivers. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Reports on Form 10-Q, as well as other reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

QLTYE

Contact:	Stephen R. Attwood
Senior Vice President and Chief Financial Officer
800-282-2031 ext. 7129

RECONCILIATION OF NET INCOME (LOSS) TO TAX EFFECTED AND ADJUSTED NET INCOME (LOSS) AND RECONCILIATION OF NET INCOME (LOSS) PER SHARE TO TAX EFFECTED AND ADJUSTED NET INCOME (LOSS) PER SHARE

For the Three Months and Year Ended December 31, 2008 and 2007

(In 000’s)

Unaudited

Tax Effected and Adjusted Net Income (Loss) and Tax Effected and Adjusted Net Income (Loss) Per Share (as defined) are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of the Company’s business. Management uses a 39% tax rate for calculating the provision for (benefit from) income taxes to normalize the Company’s tax rate to that of comparable transportation companies, and to compare Company periods with different effective tax rates. In addition, we adjust Net Income (Loss) for significant items that are not regularly recurring. Tax Effected and Adjusted Net Income (Loss) and Tax Effected and Adjusted Net Income (Loss) Per Share are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Tax Effected and Adjusted Net Income (Loss) and Tax Effected and Adjusted Net Income (Loss) Per Share should not be considered in isolation or as a substitute for the consolidated statements of operations and cash flow data prepared in accordance with GAAP as an indication of the Company’s operating performance or liquidity.

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Net Income (Loss) Reconciliation:
Net income (loss)	$12,962	$(11,175)	$12,112	$(7,563)

Net income (loss) per common share:
Basic	$0.67	$(0.58)	$0.63	$(0.39)

Diluted	$0.66	$(0.58)	$0.62	$(0.39)

Adjustments to net income (loss):
Provision for (benefit from) income taxes	5,038	(4,308)	4,940	(2,079)
Gain on early debt extinguishment	(16,532)	—	(16,532)	—
Write off of debt issuance costs	283	2,031	283	2,031
Gain on pension settlement	(3,410)	—	(3,410)	—
Restructuring costs	1,250	—	5,325	—
Gains on property sales	—	—	(2,128)	—
Adverse insurance claims development	—	4,800	—	4,800
Costs related to unconsummated acquisition	—	1,556	—	1,556

Adjusted income (loss) before income taxes	(409)	(7,096)	590	(1,255)

Provision for (benefit from) income taxes at 39%	(160)	(2,767)	230	(489)

Tax effected and adjusted net income (loss)	$(249)	$(4,329)	$360	$(766)

Tax effected and adjusted net income (loss) per common share:
Basic	$(0.01)	$(0.22)	$0.02	$(0.04)

Diluted	$(0.01)	$(0.22)	$0.02	$(0.04)

Weighted average number of shares:
Basic	19,387	19,335	19,379	19,336
Diluted	19,523	19,335	19,539	19,336